UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2012
PANAMA DREAMING INC.
(Exact name of registrant as specified in its charter)
Nevada	333-176312	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre Tower 2, 89 Admiralty, Hong Kong
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852 3875 3362
Edificio Torre El Cangrejo Segundo Piso, Oficina Numero 2, Panama City, Panama 0823-03260
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective September 24, 2012, Miguel Miranda resigned as president, secretary, treasurer and a director of our company.  The resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Miranda’s resignation, we appointed John Gong, as president/chief executive officer, secretary, chief financial officer, treasurer and a director of our company, effective September 24, 2012.

John Gong

Mr. John Gong has worked for several major financial institutions, including Citibank, N.A. Singapore, where he was an Investment Manager in the investment advisory and investment management unit, Peregrine Investment Holdings, UBS, (as an Associate Director), Merrill Lynch International Bank (as a Vice President) and Head of Investments at Allied Capital Management.

He was employed upon graduation as a Management Associate at Citibank in 1988, where he was responsible for asset allocation and strategic investment input to the banks’ Investment Policy Committee. He started the Asian

Discretionary Portfolio for Citibank clients (AD) which invest funds in the Asian equity markets. Besides being involved in managing the funds and advising clients on various investments and mergers / acquisitions, he has also written several articles on the economic and investment environment for Asia, on behalf of the bank in its Monthly Economic Review, and other publications for use by the bank's relationship managers and clients. The Singapore newspaper, Straits Times, has quoted some of his views and comments.

He is active in raising funds for companies from large private equity investors and through the International Capital Markets and is advisor to several large multinational and publicly-listed companies in South East Asia, and USA. He has also a strong relationship with major global private equity firms, investment banks, and securities lawyers, accountants, and other investment securities service providers.

Mr. Gong graduated from Washington State University, Washington, U.S.A., in 1986 with a Bachelor of Business Administration degree, with a concentration in Finance at the age of 19. He has been a guest speaker at the National University of Singapore. Mr Gong qualified as a Chartered Financial Analyst (CFA) in 1992, and is a Life Member of the American Association of Individual Investors (USA), Life member of Computerized Investing (USA), and was a Member of Association of Investment Management Research, and Member of Institute of Chartered Financial Analysts.

We appointed Mr. Gong as an officer and director of our company because of his experience and success with capital raising and investment banking, given the critical aspect of capital raising for startup companies.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which Mr. Gong was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Gong or will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMA DREAMING INC.
/s/ John Gong
John Gong
President and Director

Date:	September 25, 2012